UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2019

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 11, 2019, Staffing 360 Solutions, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in New York, New York. At the Annual Meeting, the proposals set forth below were submitted to a vote of the Company’s stockholders. The final voting results are as follows:

	For	Against	Abstain	Broker non-votes

1. Elect Dimitri Villard and Nicholas Florio as Class I Directors to serve until the Annual Stockholder Meeting that will occur during calendar year 2021, and to elect Brendan Flood as a Non-Classified Director to serve until the Annual Stockholder Meeting to be held in 2020.

Class I Directors:
Dimitri Villard	2,901,350	284,084	37,061	2,927,635
Nick Florio	2,902,489	282,925	37,081	2,927,635
Non-Classified Director:
Brendan Flood	2,942,269	243,165	37,061	2,927,635

2. Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2019 fiscal year	6,059,363	18,524	72,243	-

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers	2,881,027	291,880	49,588	2,927,635

For more information about the foregoing proposals, see the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 23, 2019. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2019	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman, President and Chief Executive Officer